   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 1995
                                                           REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                                    TRW INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      OHIO
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                   34-0575430
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                               1900 Richmond Road
                             Cleveland, Ohio 44124
                                 (216) 291-7000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                Martin A. Coyle
                  Executive Vice President and General Counsel
                                    TRW Inc.
                               1900 Richmond Road
                             Cleveland, Ohio 44124
                                 (216) 291-7200
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:
                          William P. Rogers, Jr., Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                         New York, New York 10019-7415
                                 (212) 474-1270

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

         From time to time after this Registration Statement becomes effective, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE

                                                                                                   PROPOSED
                                                                                                   MAXIMUM
                                                                                   PROPOSED        AGGREGATE
  TITLE OF EACH                                                AMOUNT              MAXIMUM         OFFERING       AMOUNT OF
CLASS OF SECURITIES                                            TO BE            OFFERING PRICE      PRICE        REGISTRATION
 TO BE REGISTERED                                           REGISTERED (1)       PER UNIT (2)     (1)(2)(3)          FEE
-----------------                                           --------------       ------------     ---------          ---
Debt Securities and
  Warrants to
  purchase Debt
  Securities                                                $224,530,000(3)      100%             $224,530,000      $77,425

(1) In U.S. dollars or the equivalent thereof in foreign denominated currency or units consisting of multiple currencies.

(2)      Estimated solely for purposes of calculating the registration fee.

(3) Principal amount at maturity will be greater if securities are sold with original issue discount.

         PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONTAINED HEREIN ALSO RELATES TO THE SECURITIES (IN THE AMOUNT OF $275,470,000, WITH A FILING FEE OF $68,868) COVERED BY REGISTRATION STATEMENT NO. 33-42870, AND THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 THERETO.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS (SUBJECT TO COMPLETION, DATED AUGUST 10, 1995)


                                                                      [TRW Logo]
                                    TRW INC.

                          DEBT SECURITIES AND WARRANTS


         TRW Inc. (the "Company") intends to issue from time to time debt securities (the "Debt Securities") and warrants to purchase Debt Securities (the "Warrants") from which the Company will receive proceeds of up to an aggregate of $500,000,000 (or the equivalent in foreign denominated currency or units consisting of multiple currencies) and which will be offered on terms to be determined at the time of sale. The Debt Securities and Warrants may be issued in one or more series with the same or various maturities, at par or at a premium or with an original issue discount. The purchase price for and the principal of and any premium and any interest on the Debt Securities and Warrants may be payable in U.S. dollars or foreign denominated currency or currency units.

         The specific title, aggregate principal amount, designated currency or currency units, offering price, maturity, rate (or method of calculation) and time of any payment of interest, any right on the part of the holders of Debt Securities to require the repurchase thereof by the Company, any redemption, sinking fund and other terms and any securities exchange listing of Debt Securities (the "Offered Debt Securities") and the duration, offering price, exercise price and detachability of any Warrants (the "Offered Warrants") in respect of which this Prospectus is being delivered are set forth in supplements to this Prospectus (the "Prospectus Supplement") together with the terms of the offering. The Offered Debt Securities and Offered Warrants are herein collectively referred to as the "Offered Securities".

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Company may sell the Debt Securities and Warrants offered hereby in any one or more of the following ways: (i) directly to purchasers; (ii) through agents; (iii) to dealers; or (iv) to underwriters. If any underwriters, agents or dealers are involved in the sale of the Offered Securities, their names and any applicable fee, commission or discount arrangements with them are set forth in the Prospectus Supplement. See "Plan of Distribution". The net proceeds to the Company from such sale are also set forth in the Prospectus Supplement.



_________________, 1995

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         No person has been authorized to give any information or to make any representations not contained in this Prospectus or any Prospectus Supplement in connection with the offer made by this Prospectus or any Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any underwriter, dealer or agent. This Prospectus and any Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the Debt Securities or Warrants offered hereby in any jurisdiction in which or to any person to whom it is unlawful to make such offer or solicitation. This Prospectus and any Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which they relate. Neither the delivery of this Prospectus nor any Prospectus Supplement nor any sale of or offer to sell the Debt Securities or Warrants offered hereby shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605; The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104; and the Philadelphia Stock Exchange Inc., Stock Exchange Building, 1900 Market Street, Philadelphia, Pennsylvania 19103.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Financial Services, TRW Inc., 1900 Richmond Road, Cleveland, Ohio 44124. Telephone (216) 291-7654.

         The following documents filed by the Company with the Commission (File No. 1-2384) are hereby incorporated by reference in this Prospectus:

                 1. Annual Report on Form 10-K for the year ended December 31, 1994;

                 2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

                 3. Quarterly Report on Form 10-Q for the quarter ended June 30, 1995; and

                 4. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1994.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities and Warrants shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                 THE COMPANY
GENERAL

         The Company is an international company that provides advanced technology products and services. The principal businesses of the Company and its subsidiaries are the design, manufacture and sale of products and the performance of systems engineering, research and technical services for industry and the United States Government in three industry segments:
Automotive; Space & Defense; and Information Systems & Services. The Company's principal products and services include automotive systems and components; spacecraft; software and systems engineering support services; electronic systems, equipment and services; and information systems and services.

         The Company's Automotive segment designs, manufactures and sells a broad range of steering, suspension, engine, safety, engineered fastening, electrical, electronic, electromechanical and other components and systems as original equipment for passenger cars, commercial vehicles, trucks, buses, farm machinery and off-highway vehicles. These products include occupant safety systems such as seat belt systems and inflatable restraint systems, manual and power steering gears, engine valves and valve train components, suspension components, electronic monitoring and control systems, electromechanical assemblies, fasteners, stud welding systems and other components. The Company also manufactures and sells, for use as aftermarket parts, a broad line of engine and chassis parts for cars, trucks, off-highway vehicles and other miscellaneous uses.

         The Company's Space & Defense segment includes spacecraft, software and systems engineering support services and electronic systems, equipment and services. The Company's spacecraft activities include the design and manufacture of spacecraft equipment, propulsion subsystems, electro-optical and instrument systems, spacecraft payloads, high-energy lasers and laser technology and other high-reliability components. The Company's software and systems engineering support services are in the fields of command and control, security for defense and nondefense applications, counterterrorism, undersea surveillance, antisubmarine warfare and other high-technology space and defense mission support systems, management of radioactive waste automated fingerprint matching, upgrading of the nation's air traffic control program and other civilian applications. The Company's electronic systems, equipment and services include the design and manufacture of communications systems, avionics systems (such as unmanned aerial vehicles) and other electronic technologies for space and defense applications.

         The Company's Information Systems & Services segment includes consumer credit information services, real estate information services, direct marketing services, imaging systems engineering and integration services and business credit information services.

         The Company was incorporated in the State of Ohio on June 17, 1916. The principal executive offices of the Company are located at 1900 Richmond Road, Cleveland, Ohio 44124, and the telephone number is (216) 291-7000.


                                USE OF PROCEEDS

         Except as otherwise set forth in the Prospectus Supplement, the Company anticipates that some or all of the net proceeds from the sale of the Debt Securities and Warrants may be used by the Company, together with internally generated funds and possible future borrowings, for capital expenditures, possible future acquisitions, repayment of short-term borrowings, future repurchases by the Company of its Common Stock, increased working capital requirements and other corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                  (UNAUDITED)

         The following table shows the ratio of earnings to fixed charges of the Company and its subsidiaries. For purposes of this ratio, "earnings" consist of earnings before income taxes adjusted for minority interests in earnings of consolidated subsidiaries, plus fixed charges, less undistributed earnings of affiliates less than fifty percent of which are owned by the Company. "Fixed charges" consist of interest on borrowed funds, amortization of debt discount and expense and one-third of rental expense which is representative of the interest factor.


                                        SIX MONTHS ENDED               YEARS ENDED DECEMBER 31,
                                        ----------------               ------------------------
                                          JUNE 30, 1995         1994     1993    1992    1991     1990
                                        ----------------        ----     ----    ----    ----     ----
Ratio of earnings
to fixed charges                              5.8x              4.2x     2.8x    2.4x    0.4x(1)  2.2x

______________
(1)      The 1991 loss before income taxes of $129.4 million includes a charge of $343 million to cover costs associated with restructuring activities. Excluding this charge, the ratio of earnings to fixed charges would have been 1.7x.


                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities are to be issued in one or more series under an indenture dated as of May 1, 1986, as supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as successor trustee (the "Trustee") to Mellon Bank, N.A. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture.

GENERAL

         The Indenture does not limit the amount of Debt Securities which can be issued and provides that Debt Securities may be issued up to the aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the title, aggregate principal amount and authorized denominations of the Offered Debt Securities; (ii) the percentage of the principal amount at which such Offered Debt Securities will be issued;
(iii) the date on which the Offered Debt Securities will mature; (iv) the rate per annum (which may be fixed or floating), if any, at which the Offered Debt Securities will bear interest or the method of determining such rate; (v) the times at which any such interest will be payable and the record dates with respect thereto; (vi) any sinking fund or redemption terms; (vii) any right of the holders to require the Company to repurchase the Offered Debt Securities;
(viii) the currency or currencies in which the purchase price for, the principal of and any premium and any interest on the Offered Debt Securities may be payable; (ix) if the currency in which the purchase price for, the principal of and any premium and any interest on the Offered Debt Securities may be payable is at the purchaser's election, the manner in which such an election may be made; (x) any securities exchange on which the Offered Debt Securities will be listed; (xi) whether the Debt Securities are to be issued in the form of one or more global securities representing such Debt Securities (each, a "Global Security") and, if so, the identity of a depository (the "Depository") for such Global Securities; and (xii) any other specific terms. In the case of Offered Debt Securities which are registered, principal, any premium, and any interest on the Offered Debt Securities may be paid at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the register for the Offered Debt Securities.
Interest payments will be subject to applicable withholding taxes.

         The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

         No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 3.05 of the Indenture).

         Debt Securities of a series may be issuable in the form of one or more Global Securities, which will be denominated in an amount equal to the aggregate principal amount of such Debt Securities. See "Global Securities" below.

         The Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below the stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depository identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by or to the Depository for such Global Security or its successor, or any nominee of such Depository or successor Depository. (Section 2.04 of the Indenture.)

         The specific terms of the depository arrangement with respect to any series of Debt Securities and the rights of and limitations on owners of beneficial interests in Global Securities representing Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

LIMITATION ON LIENS

         The Indenture provides that, so long as any of the Debt Securities remain outstanding, the Company will not, nor will it permit any Domestic Subsidiary (as defined) to, create or assume any mortgage, security interest, pledge or lien ("mortgage") upon any Principal Property (as defined) or upon any shares of capital stock or indebtedness of any Domestic Subsidiary if such mortgage secures or is intended to secure, directly or indirectly, the payment of any indebtedness for money borrowed evidenced by notes, bonds, debentures or other similar evidences of indebtedness without providing that the Debt Securities shall be secured equally and ratably by such mortgage. This restriction does not apply to (i) mortgages on any Principal Property existing at the time of the acquisition thereof or securing the purchase price thereof or securing the cost of construction of or improvement on a Principal Property that are created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement; (ii) mortgages on property of a corporation existing at the time such corporation becomes a Domestic Subsidiary or is merged or consolidated with the Company or a Domestic Subsidiary or existing at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) or other Person (as defined) as an entirety or substantially as an entirety to the Company or a Domestic Subsidiary; (iii) mortgages securing indebtedness of the Company or a Domestic Subsidiary to the Company or a Wholly Owned Domestic Subsidiary (as defined); (iv) mortgages in favor of the United States or any State or Territory or Possession thereof, or any foreign country, or any department, agency, instrumentality or political subdivision of any of such domestic or foreign jurisdictions, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing all or part of the purchase price or the cost of constructing the property subject to such mortgages; and (v) mortgages representing the extension, renewal or replacement (or successive extensions, renewals or replacements) of mortgages referred to in the foregoing clauses (i) through (iv) (Section 5.05 of the Indenture). "Principal Property" is defined in the Indenture as each manufacturing plant, engineering facility or research facility owned or leased by the Company or a Domestic Subsidiary other than any such plant or facility or portion thereof which the Directors reasonably determine not to be of material importance to the Company and its Subsidiaries (as defined) taken as a whole (Section 1.01 of the Indenture). See also "Exempted Indebtedness".

LIMITATION ON SALE AND LEASEBACK

         Sale and leaseback transactions by the Company or any Domestic Subsidiary (except for transactions involving temporary leases for a term of three years or less and except for transactions among themselves) involving any Principal Property are prohibited unless the sale is for an amount at least equal to its fair value and either (a) the Company or such Domestic Subsidiary would be entitled, pursuant to clauses (i) through (v) of the foregoing Limitation on Liens covenant, to create Debt (as defined) secured by a mortgage on the Principal Property to be leased in an amount equal to the Attributable Debt (as defined) with respect to such transaction without equally and ratably securing the Debt Securities, or (b) the Company, within 120 days, applies an amount equal to the net proceeds of the sale to the redemption of the Debt Securities or other Consolidated Funded Debt (as defined) of the Company ranking prior to or on a parity with the Debt Securities (or, in lieu of such redemption, delivers Debt Securities to the Trustee for cancellation) (Section
5.06 of the Indenture). "Attributable Debt" is defined in the Indenture to mean, as to any particular lease under which any Person (as defined) is liable, the lesser of (x) the fair value of the property subject to such lease (as determined by the Directors of the Company) or (y) the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the actual interest factor included in such rent. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated (Section 1.01 of the Indenture). See also "Exempted Indebtedness".

EXEMPTED INDEBTEDNESS

         Notwithstanding the limitations on mortgages and sale and leaseback transactions outlined above, the Company or any Domestic Subsidiary is permitted to create or assume mortgages or to enter into sale and leaseback transactions, provided that at the time of such event, and after giving effect thereto, the sum of (i) outstanding indebtedness incurred after the date of the Indenture and secured by a mortgage (other than certain permitted mortgages) plus (ii) the Attributable Debt (as defined) in respect of sale and leaseback transactions entered into after the date of the Indenture (other than certain permitted sale and leaseback transactions) will not exceed 15% of the Consolidated Net Tangible Assets (as defined) of the Company (Sections 1.01, 5.05(b) and 5.06(b) of the Indenture).

         Other than the restrictions on liens and sale and leaseback transactions described above, the Indenture and the Debt Securities do not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

EVENTS OF DEFAULT

         The Indenture defines an Event of Default with respect to any series of Debt Securities as being any one of the following events, unless it is inapplicable, and such other events as may be established for the Debt Securities of a particular series: (a) failure of the Company for 60 days in any payment of interest on any Debt Securities of such series; (b) failure of the Company to pay principal or premium, if any, when due with respect to any Debt Securities of such series; (c) failure of the Company for 10 days in the satisfaction of any sinking fund obligation with respect to any Debt Securities of such series; (d) failure of the Company for 75 days after appropriate notice to perform any other covenant or agreement in the Indenture applicable to such series; or (e) certain events of bankruptcy, insolvency or reorganization. No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. In case an Event of Default shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding may declare the principal of such series (or a portion of the principal amount in the case of certain discounted Debt Securities) to be due and payable (Section
7.01 of the Indenture). Any Event of Default with respect to a particular series of Debt Securities, except in each case a failure with respect to such Debt Security to pay principal, premium, if any, or interest, if any, or any sinking fund installment, if any, may be waived by the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (Section 7.06 of the Indenture).

         The Indenture requires the Company to file annually with the Trustee an Officers' Certificate (as defined) as to the existence of defaults in performance of certain covenants in the Indenture (Section 5.08 of the Indenture). The Indenture provides that the Trustee may withhold notice to the holders of the Debt Securities of a particular series of any default (except in payment of principal, premium, if any, or interest, if any, or in the making of any sinking fund payment, if any) with respect to such series of Debt Securities if the Trustee determines in good faith that the withholding of notice is in the interest of the holders of such Debt Securities (Section 7.07 of the Indenture).

         The holders of a majority in aggregate principal amount of all outstanding Debt Securities will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee (Section 7.06 of the Indenture). The Indenture provides that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs (Section 8.01 of the Indenture). Subject to the provisions of
Section 8.01, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities, unless they shall have offered to the Trustee reasonable security or indemnity (Section 8.02 of the Indenture).

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         The Indenture provides that the Company may consolidate with, or sell or convey all or substantially all of its assets to, or merge into, any other entity, if (i) the corporation formed by such consolidation or into which the Company is merged, or the entity which acquired all or substantially all of the Company's assets shall be organized and existing under the laws of the United States of America or any state thereof and the resulting entity expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on the Debt Securities according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed, observed or satisfied by the Company and (ii) immediately after such merger or consolidation, or such sale or conveyance, no Event of Default shall have occurred or be continuing and such successor entity shall not immediately thereafter have outstanding any secured indebtedness not permitted by Section 5.05 of the Indenture unless such entity secures the Debt Securities in accordance with Section 12.03 of the Indenture (Section 12.01 of the Indenture).

DEFEASANCE

         The Indenture provides that the Company, at its option, either (a) will be discharged from any and all obligations with respect to any series of Debt Securities (except for certain obligations to register the transfer or exchange of the Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or
(b) need not comply with certain restrictive covenants of the Indenture (as described under "Limitation on Liens" and "Limitation on Sale and Leaseback") with respect to any series of Debt Securities, upon the deposit with the Trustee (or, in the case of a discharge of obligations, 91 days after such deposit), in trust, of money or the equivalent in securities of the government that issued the currency in which the Debt Securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, and any repurchase obligations with respect to, such series of Debt Securities on the dates such payments are due in accordance with the terms of the Debt Securities. To exercise any such option, no Event of Default, or event which with notice or lapse of time would become an Event of Default, with respect to such series of Debt Securities shall have occurred and be continuing. The Company is required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for United States federal income tax purposes and, in the case of a discharge of obligations, accompanied by a ruling to such effect received from or published by the Internal Revenue Service (Section 13.02 of the Indenture).

MODIFICATION OF THE INDENTURE

         With certain exceptions, the Indenture, the rights and obligations of the Company and the rights of the holders of the Debt Securities may be modified by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding Debt Securities of each series to be affected; but, without the consent of the holders of all outstanding Debt Securities affected thereby, no such modifications may be made which would among other things (i) change the maturity of any Debt Security or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or change the method of computing the amount of principal thereof on any date or (ii) reduce the above-stated percentage of Debt Securities, the consent of the holders of which is required to modify or alter the Indenture. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of Debt Securities of any other series (Section 11.02 of the Indenture).

CONCERNING THE TRUSTEE

         The Trustee acts as trustee under other indentures and trust agreements to which the Company is a party under which approximately $589,030,000 aggregate principal amount of debentures and notes were outstanding as of June 30, 1995. The Trustee is also a depository for funds of the Company and performs other services and provides credit facilities for the Company and its subsidiaries in the ordinary course of business.

                            DESCRIPTION OF WARRANTS


         The Company may issue Warrants for the purchase of Debt Securities. Warrants may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Warrants are to be issued under Warrant Agreements to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as set forth in a Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Company in connection with warrant certificates evidencing the Warrants (the "Warrant Certificates") and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of Warrants. Copies of the forms of Warrant Agreements, including the forms of Warrant Certificates representing the Warrants, are filed as an exhibit incorporated by reference to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the form of Warrant Agreements and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements and the Warrant Certificates.

GENERAL

         If Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Warrants, including the following: (i) the offering price;
(ii) the currency in which the purchase price for Offered Warrants may be payable; (iii) the designation, aggregate principal amount, currency and terms of the Debt Securities purchasable upon exercise of the Offered Warrants; (iv) if applicable, the designation and terms of the Debt Securities with which the Offered Warrants are issued and the number of Offered Warrants issued with each such Debt Security; (v) if applicable, the date on and after which the Offered Warrants and the related Debt Securities will be separately transferable; (vi) the principal amount of Debt Securities purchasable upon exercise of one Offered Warrant and the price and currency at which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise the Offered Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (viii) federal income tax consequences; (ix) whether the Offered Warrants represented by the Warrant Certificates will be issued in registered or bearer form; and (x) any other terms of the Offered Warrants.

         Warrant Certificates may be exchanged for new Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of and any premium and any interest on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture.

EXERCISE OF WARRANTS

         Each Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time up to 5:00 P.M. New York City time on the Expiration Date set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

         Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant Certificate. Warrants will be deemed to have been exercised upon receipt of the exercise price by the Warrant Agent, subject to the receipt of the Warrant Certificate evidencing such Warrants within five business days of the date of exercise. Upon receipt of such payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement prior to the close of business on the Expiration Date, the Company will, as soon as practicable, issue and deliver pursuant to the Indenture the Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

         The Company may sell the Debt Securities and Warrants being offered hereby in any one or more, or in any combination, of the following ways: (i) directly to purchasers; (ii) through agents; (iii) to dealers; or (iv) to underwriters. Agents or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

         Offers to purchase Debt Securities and Warrants may be solicited directly by the Company or by agents designated by the Company. Any such agent will be named, and any commissions payable by the Company to such agent (or the method by which such commissions can be determined) will be set forth, in the Prospectus Supplement.

         If underwriters or dealers are used in the sale, the Offered Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise indicated in the Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Agents, dealers and underwriters may be entitled under agreements with them to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution to payments which may be required to be made in respect thereof. Agents, dealers or underwriters may engage in transactions with or perform services for the Company in the ordinary course of business.

         If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by institutions to purchase Debt Securities and Warrants from the Company at the offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Contracts will be subject to those conditions set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities and Warrants pursuant to Contracts accepted by the Company. The underwriters and persons soliciting such Contracts will have no responsibility for the validity or performance of any Contracts.

         The place and time of delivery for the Offered Securities will be set forth in the Prospectus Supplement.


                                 LEGAL OPINIONS

         The legality of the Debt Securities and Warrants to be offered hereby will be passed upon for the Company by Martin A. Coyle, Esq., 1900 Richmond Road, Cleveland, Ohio 44124 and for any underwriters or dealers by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Mr. Coyle is Executive Vice President, General Counsel and Secretary of the Company and is also a shareholder of the Company.


                                    EXPERTS

         The consolidated financial statements of TRW Inc. incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         Securities and Exchange Commission Registration Fee                            $77,425
         Rating Agencies' Fees                                                          140,000
         Blue Sky Fees and Expenses (including legal fees and
           disbursements)                                                                10,500
         Printing and Engraving                                                          14,000
         Legal Fees and Expenses                                                         35,000
         Auditors' Fees and Expenses                                                     15,000
         Miscellaneous Expenses                                                           8,075
                                                                                          -----
                 Total                                                                 $300,000*

*        The foregoing expenses, other than the Securities and Exchange Commission Registration Fee, are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1701.13(E) of the Ohio Revised Code and Article IV of the Company's Regulations provide for indemnification of the registrant's Directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Company maintains insurance indemnifying Directors and officers in certain cases and with certain deductible limitations. Reference is also made to Section 7 of the Underwriting Agreement and Sections 8 and 9 of the Distribution Agreement incorporated herein by reference as exhibits to the Registration Statement for provisions regarding indemnification of the Company, officers, Directors and controlling persons against certain liabilities.

ITEM 16.  EXHIBITS

         The "Exhibit Index" on page II-4 is hereby incorporated by reference.

ITEM 17.  UNDERTAKINGS

A.  Undertaking Pursuant to Rule 415.

         The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                   (i)  To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933 (the "Act").

                                  (ii)  To reflect in the prospectus any facts
                 or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                  (iii)  To include any material information
                 with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking Regarding Documents Subsequently Filed under the Exchange Act.

         The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in Respect of Indemnification.

         Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LYNDHURST, STATE OF OHIO, ON THE 10TH DAY OF AUGUST, 1995.

                                        TRW INC.

                                        By:  /s/  Martin A. Coyle
                                             Martin A. Coyle,
                                        Executive Vice President and Secretary

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

         SIGNATURE                                              TITLE                                      DATE
         ---------                                              -----                                      ----
J. T. Gorman*                                      Chairman of the Board, Director
                                                     and Principal Executive Officer                  August 10, 1995

P. S. Hellman*                                     President, Chief Operating                         August 10, 1995
                                                   Officer and Director

R. D. Sugar*                                       Executive Vice President and                       August 10, 1995
                                                     Chief Financial Officer

C. G. Miller*                                      Vice President and Controller                      August 10, 1995

M. H. Armacost*                                    Director                                           August 10, 1995

R. B. Cheney*                                      Director                                           August 10, 1995

M. Feldstein*                                      Director                                           August 10, 1995

R. M. Gates*                                       Director                                           August 10, 1995

C. H. Hahn*                                        Director                                           August 10, 1995

G. H. Heilmeier*                                   Director                                           August 10, 1995

K. N. Horn*                                        Director                                           August 10, 1995

E. B. Jones*                                       Director                                           August 10, 1995

W. S. Kiser*                                       Director                                           August 10, 1995

J. T. Lynn*                                        Director                                           August 10, 1995

L. M. Martin*                                      Director                                           August 10, 1995

J. D. Ong*                                         Director                                           August 10, 1995

R. W. Pogue*                                       Director                                           August 10, 1995

         Martin A. Coyle, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the above-named officers and Directors of TRW Inc. pursuant to powers of attorney executed by each of such officers and Directors and filed with the Securities and Exchange Commission as an exhibit to this Registration Statement.


*By:  /s/  Martin A. Coyle                      August 10, 1995
Martin A. Coyle, Attorney-in-Fact

                                                  FORM S-3 REGISTRATION STATEMENT

                                                           EXHIBIT INDEX

EXHIBIT
NUMBER                                                          DESCRIPTION
------                                                          -----------
1 (a)           Form of Underwriting Agreement (filed as Exhibit 1 to TRW Inc.'s Registration Statement
                No. 33-5753, dated May 16, 1986 and incorporated herein by this reference)

4 (a)           Form of Indenture between TRW Inc. and The Chase Manhattan Bank (National Association),
                as successor trustee to Mellon Bank, N.A.  (filed as Exhibit 4(a) to TRW Inc.'s Registration
                Statement No. 33-5753, dated May 16, 1986 and incorporated herein by this reference)

4 (b)           Form of Supplemental Indenture, amending Indenture between TRW Inc. and The Chase Manhattan
                Bank (National Association), as successor trustee to Mellon Bank, N.A. (filed as Exhibit 4(b)
                to TRW Inc.'s Registration Statement No. 33-30350, dated August 4, 1989 and incorporated herein by this reference)

4 (c)           Form of Warrant Agreement for Warrants attached to Debt Securities including Form of Warrant
                Certificate (filed as Exhibit 4(b)(1) to TRW Inc.'s Registration Statement No. 33-5753, dated
                May 16, 1986 and incorporated herein by this reference)

4 (d)           Form of Warrant Agreement for Warrants not attached to Debt Securities including Form of Warrant
                Certificate (filed as Exhibit 4(b)(2) to TRW Inc.'s Registration Statement No. 33-5753, dated
                May 16, 1986 and incorporated herein by this reference)

4 (e)           Form of Debenture (filed as Exhibit 4(d) to TRW Inc.'s Registration Statement No. 33-5753, dated
                May 16, 1986 and incorporated herein by this reference)

5               Opinion of M. A. Coyle as to the Validity of the Debt Securities and Warrants

12              Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 28 to TRW Inc.'s Form 10-Q report for the quarterly period ended June 30, 1995 and incorporated herein by this reference)

23(a)           Consent of Ernst & Young LLP

23(b)           The consent of M. A. Coyle is contained in his opinion filed as Exhibit 5 to this Registration
                Statement

24              Powers of Attorney for certain Directors and officers of TRW Inc.

25              Statement of Eligibility and Qualification on Form T-1 of The Chase Manhattan Bank (National
                Association) to act as Trustee under the Indenture

27              Financial Data Schedule